SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 20, 2008

The Stephan Co.
(Exact name of registrant as specified in its charter)

Florida (State of Incorporation)	1-4436 (Commission File Number)	59-0676812 (IRS Employer Identification No.)

1850 West McNab Road, Fort Lauderdale, Florida 33309
(Address of principal executive offices, including zip code)

(954) 971-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory note: This report is being filed to state specifically the date on which we discovered the event described below. That date was November 12, 2007.

ITEM 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2007 we filed our Form 10-QSB for the third quarter of 2007 in which we disclosed our intention to restate our Form 10-QSB for first and second quarters of 2007 and the anticipated effect of the restatement on results included in those filings.

On January 15, 2008 we filed Form 10-QSB/A amending the original filings of Form 10-QSB for both quarters. In January 2008 this information was included on the Dow Jones Broad Tape.

Although we have filed three (3) reports with the Commission about this event and consequent restatement, we are filing this Form 8-K/A to ensure full and complete disclosure of the restatement of our financial statements for the first and second quarters of 2007.

An event, described below and necessitating the amendments of our first and second quarter 2007 Form 10-QSB’s, was discovered on November 12, 2007, shortly before we issued our Form 10-QSB for the third quarter on November 19, 2007. We disclosed the event and our plans to restate our financial statements for the first two quarters of 2007 in our third quarter Form 10-QSB on November 19, 2007 and again in Form 10-QSB/A, filed on January 15,2008, which amended results for both the first and second quarters of 2007.

The Audit Committee of the Board and Management discussed this issue with the Company’s independent accountants prior to November 19, 2007.

Our previous three disclosures of this event follow:

1. From Form 10-QSB for the third quarter filed November 19, 2007:

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Adjustments Related to Prior Interim Periods of the Current Year

We recently discovered, with the aid of our system of internal controls, that a manager at our Midwest subsidiary had caused overstated results to be included in our previously reported revenue, net income and net income per share to the extent of $504,000, $124,000, and $.02 per common share, respectively, for the six months ended June 30, 2007. Cash was unaffected.

The actions of the former manager were unauthorized and unilateral and resulted in the aforementioned overstatement of revenue and earnings. We do not consider the actions of the former manager to be indicative of a material weakness in our system of internal controls, but we are reviewing our control systems at this subsidiary for any weaknesses or deficiencies. Any needed strengthening of our Internal Controls over Financial Reporting will be implemented before December 31, 2007.

We plan to amend our reports on Form 10-QSB for the first and second quarters of 2007 as follows:

Quarter Ended March 31, 2007	As Filed	As Restated
Revenue	$5,209,364	$4,946,952
Net income	103,546	57,005
Net income per share	$.02	$.01

Quarter Ended June 30, 2007	As Filed	As Restated
Revenue	$5,106,714	$4,864,668
Net income	163,750	128,751
Net income per share	$.04	$.03

Six Months Ended June 30, 2007	As Filed	As Restated
Revenue	$10,316,078	$9,811,620
Net income	267,296	185,756
Net income per share	$.06	$.04

The "As Restated" amounts above have been included in the year-to-date results in this report on Form 10-QSB for the third quarter of 2007.

The aforementioned information was also included in Forms 10-QSB/A for the first and second quarters of 2007, filed on January 15, 2008.

2. From Form 10-QSB/A -amending first quarter 2007 filing of May 21,2007 - filed January 15,2008):

The Stephan Co. and Subsidiaries
March 31, 2007

EXPLANATORY NOTE: This report is being filed to restate previously reported operating results and financial position resulting from the unauthorized actions of a former manager that are more fully described in Note 2 of the financial statements and in Management's Discussion and Analysis or Plan of Operation. Our report on Form 10-QSB for the quarter ended March 31,2007, filed on May 21,2007, reflected overstated revenue, net income and net income per share for the quarter ended March 31, 2007, of approximately $262,000, $47,000 and $0.01, respectively. This report on Form 10-QSB/A reflects the corrected results of operations for the first quarter of 2007. Our report on Form 10-QSB for the quarter ended March 31, 2007 that was filed on May 21, 2007 should no longer be relied upon.

3. From Form 10-QSB/A - amending second quarter 2007 filing of August 13, 2007 - filed January 15,2008):

The Stephan Co. and Subsidiaries
June 30, 2007

EXPLANATORY NOTE: This report is being filed to restate previously reported operating results and financial position resulting from the unauthorized actions of a former manager that are more fully described in Management's Discussion and Analysis or Plan of Operation. Our report on Form 10-QSB for the quarter ended June 30,2007, filed on August 13, 2007, reflected overstated revenue, net income and net income per share for the quarter ended June 30, 2007, of approximately $242,000, $35,000 and $0.01, respectively. For the six months ended June 30,2007, our report on Form 10-QSB, filed on August 13, 2007, reflected overstated revenue, net income and net income per share of approximately $504,000, $82,000 and $0.02, respectively. This report on Form 10-QSB/A reflects the corrected results of operations for the second quarter and year-to date 2007. Our report on Form 10-QSB for the quarter ended June 30, 2007 that was filed on August 13, 2007 should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STEPHAN CO.

By:       /s/ ROBERT C. SPINDLER
                   Robert C. Spindler

             Vice President and CFO

Dated: March 5, 2008